UNITED STATES(*)
SECURITIES AND EXCHANGE COMMISSION(*)
Washington, D.C. 20549(*)

FORM 8-K(*)
CURRENT REPORT PURSUANT TO(*)
SECTION 13 OR 15(D) OF(*)
THE SECURITIES ACT OF 1934(*)

Date of Report (Date of earliest event reported) July 2, 2025(*)

REST EZ, INC.(*)

(Exact name of registrant as specified in its Charter)(*)

8928 South Black Pine Street(*)
West Jordan Utah 84088(*)
Tel(801)300-2542(*)

(Address, including zip code, and Telephone Number, including area(*) code, of Registrant Principal Executive Offices)(*)

Registered Agent Inc.(*)
30 N Gould ST Ste R(*)
Sheridan WY 82801(*)
Tel 307-217-4045(*)

(Name, Address and Telephone Number of Agent for Service)(*)

Written communications pursuant to Rule 425 under the (*)
Securities Act (17 CFR 230.425)(*)

Soliciting material pursuant to Rule 14a-12 under the Exchange(*)
 Act (17 CFR 204.14a-12)(*)

Pre-commencement communications pursuant to Rule 14d-2(b)(*) under the Exchange Act (17 CFR 240.14d-2(b))(*)

Pre-commencement communications pursuant to Rule 13e-4(c)(*) under the Exchange Act (17 CFR 240.13e-4(b))(*)

Securities registered pursuant to Section 12(b) of the Act:(*)

Indicate by check mark whether the registrant is an emerging growth company(*) as defined in Rule 405 of the Securities Act of 1933(*)
(230.405 of this chapter) or Rule 12b-2 of the Securities (*)
Exchange Act of 1934 (?240.12b-2 of this chapter).(*)

Emerging growth company(*)

If an emerging growth company, indicate by check mark(*) if the registrant has elected not to use the extended transition(*) period for complying with any new or revised financial accounting(*) standards provided pursuant to Section 13(a) of the Exchange Act.(*)



Item 8.1 Other Events(*)

The Board of Directors of REST EZ INC held a meeting on 06/01/2025(*) and Brandon Sosa with notarized (*) board minutes, being the majority shareholder of REST EZ INC, (*) unanimously approved Dylan Carson to the Board of Directors.(*)

The Board of Directors of REST EZ INC held a meeting on 06/10/2025(*) and Brandon Sosa with notarized (*) board minutes, being the majority shareholder of REST EZ INC,(*) unanimously approved Dylan Carson to the Chairman of the Board of(*) Directors REST EZ INC.(*)

The Board of Directors of REST EZ INC held a meeting on 06/15/2025(*) and Brandon Sosa with notarized (*) board minutes, being the majority shareholder of REST EZ INC,(*) unanimously approved Dylan Carson as the CEO of REST EZ INC.(*)

The Board of Directors of REST EZ INC held a meeting on 06/15/2025(*) and Brandon Sosa with notarized (*) board minutes, being the majority shareholder of REST EZ INC,(*) and unanimously approved Dylan Carson to be issued FIFTEEN MILLION(*) SHARES of REST EZ INC.(*)

The Board of Directors of REST EZ INC held a meeting on 06/15/2025(*) and Brandon Sosa with notarized board minutes,(*) being the majority shareholder of REST EZ INC, unanimously approved(*) the termination Colonial Stock Transfer as the Transfer Agent of (*) REST EZ INC. Dylan Carson being the new CEO has appointed(*)
V-Stock Transfer as the new Transfer Agent of Rest EZ Inc.(*) effective immediately.(*)



SIGNATURES(*)

Pursuant to the requirements of the Securities Act of 1933, the(*) Registrant has duly caused this Amendment to(*)
Registration Statement to be signed on (*) its behalf by the undersigned; therefore, duly authorized, (*) on this 26th day of July(*) 2025.(*)


BY:/s/ Dylan Carson(*)
Dylan Carson Chief Executive Officer(*)